UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021 (May 5, 2021)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2469 7900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on February 26, 2021, Altisource S.à r.l. (“Altisource”), a subsidiary of Altisource Portfolio Solutions S.A. (together with its subsidiaries, the “Company”), notified Marcello Mastioni on February 24, 2021 of the elimination of the Chief Operating Officer position and, as a consequence, the termination of his employment, effective May 31, 2021 (the “Separation Date”). In connection with the separation, Altisource entered into a Settlement Agreement and Full Release (the “Settlement Agreement”) and a Post-Separation Covenant Agreement (the “Covenant Agreement”, and collectively with the Settlement Agreement the “Agreements”) with Mr. Mastioni on May 5, 2021.
Pursuant to the Settlement Agreement, Mr. Mastioni will receive, subject to the completion of a successful transition and other customary conditions: (i) a cash payment of €504,300, as severance, in accordance with the terms of his existing employment agreement, (ii) his 2020 annual incentive compensation consisting of 9,918 restricted stock units (“RSUs”) that will vest on June 30, 2021; (iii) the sum of €3,000 to cover certain relocation costs incurred by Mr. Mastioni at the time of joining the Company; and (iv) certain tax related services (collectively, the “Payments”). The Settlement Agreement further provides that: (a) Mr. Mastioni will be entitled to vesting of certain unvested RSUs (related to 26,377 shares) on June 30, 2021; (b) Mr. Mastioni will forfeit 34,638 performance-based RSU awards, unless performance hurdles are achieved within ninety (90) days of the Separation Date, in which case the RSUs linked to that hurdle will vest; and (c) 7,649 RSUs will vest according to the 2019 LTIP performance metrics as determined by the Compensation Committee of the Board of Directors of the Company in its discretion and consistent with the terms of the award grant except that Mr. Mastioni is not required to remain employed to be eligible for the RSUs to vest. The Settlement Agreement also contains twenty-four (24) month client and employee non-solicitation covenants, an acknowledgement of the non-compete covenants set forth in Mr. Mastioni’s employment agreement, as well as provisions concerning confidentiality, reasonable post-separation assistance to the Company and other customary terms and conditions, including a requirement that the parties execute a mutually agreed upon release.
Pursuant to the Covenant Agreement, violation of any provision of the Settlement Agreement by Mr. Mastioni will entitle Altisource, in addition to and not in limitation of any and all other remedies available to Altisource at law or in equity, to recover the Payments provided pursuant to the Settlement Agreement. The Covenant Agreement further provides that, all payments and benefits made to Mr. Mastioni pursuant to the Settlement Agreement shall be subject to claw-back by the Company to the extent required by applicable law or pursuant to any Company claw-back policy.
Unless otherwise stated, capitalized terms used above without definition have the meanings set forth in the Agreements.
The description of the Agreements contained herein is qualified in its entirety by reference to the full text of the Agreements, copies of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s first quarter 2021 Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2021

Altisource Portfolio Solutions S.A.

By:	/s/ William B. Shepro
Name:	William B. Shepro
Title:	Chairman and Chief executive Officer